                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              -------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        DECEMBER 1, 2002
                                                --------------------------------


                               CENTENE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          DELAWARE                       000-33395              04-1406317
--------------------------------------------------------------------------------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)         Identification No.)




7711 CARONDELET AVENUE, SUITE 800, SAINT LOUIS, MISSOURI                63105
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code        (314) 725-4477
                                                  ------------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
           (Form Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 1, 2002, we completed our acquisition of 80 percent of the outstanding capital stock of University Health Plans, Inc., or UHP, pursuant to the terms of a stock purchase agreement entered into on August 2, 2002. We acquired the capital stock from University of Medicine and Dentistry of New Jersey, or the University, which continues to own 20 percent of the outstanding capital stock of UHP, subject to our purchase rights described below.

         Established in 1994, UHP is a managed health plan serving approximately 50,000 Medicaid members throughout New Jersey. UHP currently operates in 15 of the 21 counties in New Jersey, and it has a network of more than 7,500 providers. Following the acquisition, Centene and the University will operate UHP as a joint venture that continues to serve UHP's Medicaid members, and Centene will manage UHP's operations in a manner consistent with our other Medicaid-only health plan subsidiaries. In accordance with our philosophy of providing localized services, support and branding, UHP will continue to operate under the name of University Health Plans.

         The terms of our acquisition of UHP capital stock, including the purchase price, were the result of our arm's-length negotiations with the University. We paid an aggregate purchase price of approximately $8.7 million for our interest in UHP. The purchase price was calculated on the basis of 80 percent of the product of (a) $250.00 and (b) the number of enrolled risk members (excluding commercial members) of UHP as of December 1, 2002, after giving effect to approximately $1.8 million of adjustments contemplated by the stock purchase agreement. We paid the purchase price from working capital and will account for the acquisition as a purchase transaction.

         In connection with the acquisition, we entered into an investor rights agreement with the University to set forth arrangements with respect to the ownership of the capital stock of UHP. The investor rights agreement provides that:

         - We have the right, exercisable at any time prior to September 1, 2003, to purchase the remaining shares of UHP held by the University for a cash purchase price of $2.6 million, which equals 20 percent of the product of (a) $250.00 and (b) the number of enrolled risk members (excluding commercial members) of UHP as of December 1, 2002.

         - If we do not exercise the right described above, the remaining shares of UHP held by the University will be exchanged on December 1, 2005 for a purchase price payable in either, at our election, shares of our common stock or cash. The purchase price would equal the greater of:

                  - the product of (1) the enterprise value of UHP as of December 1, 2005 and (2) the percentage of the outstanding UHP common stock (on a fully diluted basis) then represented by the shares owned by the University; and

                  -        $2.6 million.

In addition, the investor rights agreement provides for voting obligations, transfer restrictions, rights of first refusal, co-sale rights, pre-emptive rights and dividend rights with respect to the capital stock of UHP.

         The State of New Jersey Department of Banking and Insurance approved the terms of the acquisition, including the terms for our future purchase of the remaining shares of UHP held by the University, on November 26, 2002.

         The preceding discussion is only a summary and is qualified in its entirety by reference to the stock purchase agreement and investor rights agreement entered into in connection with the acquisition. Copies of these agreements are included as exhibits to this report and are incorporated by reference herein.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

                                                                                                                     PAGE
                                                                                                                     ----


         (a)      Financial Statements of Business Acquired.

                  (1)      AUDITED FINANCIAL STATEMENTS OF UNIVERSITY HEALTH PLANS, INC.:

                           Report of Independent Accountants (PricewaterhouseCoopers LLP)............................  4

                           Balance Sheets as of December 31, 2001 and 2000...........................................  5

                           Statements of Operations for the Years Ended December 31, 2001 and 2000...................  6

                           Statements of Stockholder's Equity for the Years Ended December 31, 2001
                             and 2000................................................................................  7

                           Statements of Cash Flows for the Years Ended December 31, 2001 and 2000...................  8

                           Notes to Financial Statements.............................................................  9


                  (2)      INTERIM FINANCIAL STATEMENTS OF UNIVERSITY HEALTH PLANS, INC.:

                           Balance Sheets as of September 30, 2002 (unaudited) and December 31, 2001................. 18

                           Statements of Operations for the Nine Months Ended September 30, 2002
                             (unaudited) and the Year Ended December 31, 2001........................................ 19

                           Statements of Cash Flows for the Nine Months Ended September 30, 2002
                             (unaudited) and the Year Ended December 31, 2001........................................ 20

                           Notes to Financial Statements (unaudited)................................................. 21

         (b)      Pro Forma Financial Information.

                           PRO FORMA FINANCIAL STATEMENTS OF CENTENE CORPORATION, INCLUDING
                           UNIVERSITY HEALTH PLANS, INC.:

                           Pro Forma Consolidated Balance Sheet as of September 30, 2002 (unaudited)................. 24

                           Pro Forma Consolidated Statement of Operations for the Nine Months Ended
                             September 30, 2002 (unaudited).......................................................... 25

                           Pro Forma Consolidated Statement of Operations for the Year Ended
                             December 31, 2001 (unaudited)........................................................... 26

                           Notes to Pro Forma Consolidated Financial Statements (unaudited).......................... 27


                        REPORT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors
University Health Plans, Inc.:


In our opinion, the accompanying balance sheet as of December 31, 2001, and the related statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of University Health Plans, Inc. (the "Company") at December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The financial statements of the Company as of December 31, 2000 and for the year then ended were audited by other independent accountants whose report dated March 2, 2001 expressed an unqualified opinion on those financial statements.



/s/ PricewaterhouseCoopers LLP




February 22, 2002, except for Note 11,
as to which the date is August 2, 2002.

                         UNIVERSITY HEALTH PLANS, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                                   2001                    2000

ASSETS

Current assets:
   Cash and cash equivalents                                                                   $  8,331,930            $  2,279,502
   Short-term investments                                                                           877,291               5,210,202
   Premiums receivable, less allowances for doubtful accounts
     of $428,000 and $309,000 in 2001 and 2000, respectively                                      4,538,659               2,156,775
   Deposits, reinsurance and other receivables                                                    1,751,053                 702,878
   Capital contribution receivable                                                                5,570,685                    --
   Prepaid expenses                                                                                 157,397                 165,514
                                                                                               ------------            ------------

          TOTAL CURRENT ASSETS                                                                   21,227,015              10,514,871

Restricted assets                                                                                 8,359,163               6,350,952
Property and equipment, net                                                                         707,132                 917,716
Intangible assets, net                                                                               87,883                 439,416
Security deposit                                                                                     66,933                  80,457
                                                                                               ------------            ------------

          TOTAL ASSETS                                                                         $ 30,448,126            $ 18,303,412
                                                                                               ============            ============


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Medical claims payable                                                                      $ 20,753,526            $ 10,818,351
   Accounts payable and accrued expenses                                                          2,428,111               1,361,729
   Unearned premium revenue                                                                       1,400,443               1,092,774
                                                                                               ------------            ------------

          TOTAL CURRENT LIABILITIES                                                              24,582,080              13,272,854
                                                                                               ------------            ------------

Stockholder's equity:
   Common stock, stated value $80,000, 100 shares
     authorized 20 shares issued and outstanding                                                  1,600,000               1,600,000
   Additional paid-in capital                                                                     9,176,932               9,176,932
   Capital contribution receivable                                                                5,570,685                    --
   Accumulated deficit                                                                          (10,481,571)             (5,746,374)
                                                                                               ------------            ------------

          TOTAL STOCKHOLDER'S EQUITY                                                              5,866,046               5,030,558
                                                                                               ------------            ------------

          TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                           $ 30,448,126            $ 18,303,412
                                                                                               ============            ============

   The accompanying notes are an integral part of these financial statements.

                         UNIVERSITY HEALTH PLANS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                                  2001                       2000

Revenue:
   Premiums                                                                                   $ 93,526,159              $ 64,556,104
   Interest income                                                                                 822,443                 1,136,778
   Other income                                                                                     56,503                    81,346
                                                                                              ------------              ------------

      TOTAL REVENUE                                                                             94,405,105                65,774,228
                                                                                              ------------              ------------

Expenses:
   Medical and hospital service expenses                                                        83,114,320                51,340,510
   Salaries and employee benefits                                                                4,736,496                 4,165,800
   Administrative service agreement expenses                                                     4,404,529                 3,478,817
   Other selling, general and administrative expenses                                            6,177,420                 5,342,797
   Depreciation and amortization                                                                   707,537                   692,252
                                                                                              ------------              ------------

      TOTAL EXPENSES                                                                            99,140,302                65,020,176
                                                                                              ------------              ------------

      NET (LOSS) INCOME                                                                       $ (4,735,197)             $    754,052
                                                                                              ============              ============




   The accompanying notes are an integral part of these financial statements.

                         UNIVERSITY HEALTH PLANS, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                      ADDITIONAL      CAPITAL                          TOTAL
                                               COMMON STOCK             PAID-IN     CONTRIBUTION      ACCUMULATED   STOCKHOLDER'S
                                             SHARES     AMOUNT          CAPITAL      RECEIVABLE         DEFICIT        EQUITY


BALANCE AT DECEMBER 31, 1999                   20    $  1,600,000    $  9,176,932   $   (760,259)   $ (6,500,426)   $  3,516,247

Net income                                                                                               754,052         754,052
Collection of capital contribution
   receivable                                                                            760,259                         760,259
                                               --    ------------    ------------   ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2000                   20    $  1,600,000    $  9,176,932   $         --    $ (5,746,374)   $  5,030,558

Net income                                                                                            (4,735,197)     (4,735,197)
Capital contribution receivable                                                        5,570,685                       5,570,685
                                               --    ------------    ------------   ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2001                   20    $  1,600,000    $  9,176,932   $  5,570,685    $(10,481,571)   $  5,866,046
                                               ==    ============    ============   ============    ============    ============










   The accompanying notes are an integral part of these financial statements.

                         UNIVERSITY HEALTH PLANS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
-------------------------------------------------------------------------------



                                                                                                 2001                       2000

Cash flows from operating activities:
  Net (loss) income                                                                            $ (4,735,197)           $    754,052
  Adjustments to reconcile net (loss) income to net cash
    used in operating activities:
      Depreciation and amortization                                                                 707,537                 692,252
      Changes in operating assets and liabilities:
        Premiums receivable, net                                                                 (2,381,884)             (1,320,361)
        Deposits, reinsurance and other receivables                                              (1,048,175)                514,700
        Capital contribution receivable                                                          (5,570,685)                   --
        Due from/to UMDNJ                                                                              --                   (20,192)
        Prepaid expenses                                                                              8,117                 (94,450)
        Security deposit                                                                             13,524                 (80,457)
        Medical claims payable                                                                    9,935,175              (1,747,953)
        Accounts payable and accrued expenses                                                     1,066,382                 320,823
        Unearned premium revenue                                                                    307,669                 (72,913)
                                                                                               ------------            ------------
          NET CASH USED IN OPERATING ACTIVITIES                                                  (1,697,537)             (1,054,499)
                                                                                               ------------            ------------

Cash flows from investing activities:
  Purchases of furniture and equipment, net of
    proceeds from sales                                                                            (145,420)               (628,802)
  Sale of short-term investments                                                                  9,399,129                 981,436
  Purchase of short-term investments                                                             (5,066,218)             (6,191,638)
  Sale of restricted assets                                                                      15,306,090               2,428,227
  Purchase of restricted assets                                                                 (17,314,301)             (6,358,710)
                                                                                               ------------            ------------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                     2,179,280              (9,769,487)
                                                                                               ------------            ------------

Cash flows from financing activities:
 Proceeds from capital contributions                                                              5,570,685                 760,259
                                                                                               ------------            ------------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                                               5,570,685                 760,259
                                                                                               ------------            ------------

          NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    6,052,428             (10,063,727)

Cash and cash equivalents at beginning of year                                                    2,279,502              12,343,229
                                                                                               ------------            ------------

Cash and cash equivalents at end of year                                                       $  8,331,930            $  2,279,502
                                                                                               ============            ============



   The accompanying notes are an integral part of these financial statements.

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       ORGANIZATION

         University Health Plans, Inc. (the "Company"), a New Jersey corporation, was formed as a health maintenance organization ("HMO") for purposes of providing comprehensive managed health care services to employer groups and low-income (primarily Medicaid-eligible) residents of New Jersey. The Company is licensed to provide such services to residents throughout the State of New Jersey. The Company is a wholly owned subsidiary of the University of Medicine and Dentistry of New Jersey ("UMDNJ").

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING
         The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The most significant estimates included in the financial statements relate to the Company's valuation of medical claims payable and the allowance for uncollectible premiums receivable. Actual results may differ from those estimates.

         CASH AND CASH EQUIVALENTS
         Cash and cash equivalents include cash and certificates of deposit with original maturities of three months or less when purchased.

         SHORT-TERM INVESTMENTS
         Short-term investments consist primarily of U.S. Treasury Notes with maturities of one year or less. At December 31, 2001, the fair value of the short-term investments approximates carrying value.

         PREMIUMS RECEIVABLE, NET
         Premiums receivable are recorded at net realizable value, adjusted for estimated uncollectible amounts. As of December 31, 2001 and 2000, the premiums receivable balance included an allowance for doubtful accounts of approximately $428,000 and $309,000 respectively. During 2001 and 2000, the Company recorded a provision for doubtful accounts totaling approximately $119,000 and $170,000, respectively. These amounts are included in other selling, general and administrative expenses in the statements of operations.

         RESTRICTED ASSETS
         Under the State of New Jersey Department of Banking and Insurance (the "DOBI") regulations, the Company is required to maintain certain insolvency deposits in a custodial account for the protection of enrollees. The Company is entitled to receive interest income on these deposits; however, the principal may not be withdrawn without the written consent of the Commissioner of the DOBI. The minimum deposit requirement is calculated on December 31 of each year and must be funded by June 30 of the following year. The restricted amounts are invested in money market funds.

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The minimum deposit requirement based on the December 31, 2001 calculation is $15,149,590. The total unfunded balance at December 31, 2001 is as follows:

         Minimum deposit requirement based on December 31, 2001 calculation     $15,149,590
         Less:       Deposit balance December 31, 2001                            8,359,163
                                                                                -----------
                                                                                $ 6,790,427
                                                                                ===========

         The Company intends to fund the minimum deposit requirement from unrestricted cash and cash equivalents. The minimum deposit requirement was due June 30, 2002. However, the Company appealed the minimum deposit requirement with the DOBI. On August 6, 2002, the DOBI stated in a letter to the Company that the minimum claim deposit requirement was reduced to $11,067,600. The Company fulfilled this requirement on August 30, 2002.

         PROPERTY AND EQUIPMENT
         Furniture and equipment is recorded at cost. The Company provides for the depreciation of computer equipment, software, furniture, fixtures and office equipment on a straight-line basis over the estimated useful lives of 1 to 10 years. Leasehold improvements are amortized over the shorter of the term of the related leases or the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and the related depreciation are reversed from the accounts, and any gain or loss is reflected in current operations. Repair and maintenance expenditures are expensed as incurred.

         INTANGIBLE ASSETS
         During 1999, the Company entered into an asset purchase agreement, with HIP of New Jersey, Inc. ("HIPNJ") for the purchase of HIPNJ's Medicaid contract with the New Jersey Department of Human Services, Division of Medical Assistance and Health Services (the "NJDHS"). The Company acquired the right to provide health insurance coverage to Medicaid recipients previously insured by HIPNJ. The intangible assets acquired of approximately $1,055,000 are carried at cost, net of accumulated amortization, and are amortized using the straight-line method over 3 years. Accumulated amortization at December 31, 2001 and 2000 was approximately $967,000 and $615,000, respectively.

         RISK SHARING ARRANGEMENTS
         The Company contracts with physicians or provider groups to provide medical services to their members. The Company pays capitation or negotiated fees for defined services provided by the physicians.

         PREMIUM REVENUE
         Premium revenues are due monthly and are recognized as revenue during the period in which the Company is obligated to provide services to members. Premiums collected in advance are deferred and recorded as unearned premium revenue.

         Approximately 81% and 69% of the Company's premium revenue was earned under a contract with the NJDHS for the years ended December 31, 2001 and 2000, respectively. The current contract with NJDHS runs through June 30, 2002 and is renewable annually. The contract can be suspended by NJDHS or terminated by either party upon the occurrence of certain events. Substantially all premiums are based on a capitated rate per eligible enrolled member per month.

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         ADVERTISING COSTS
         Advertising costs are charged to operations when incurred. During 2001 and 2000, advertising costs totaled approximately $408,000 and $78,000, respectively. These amounts are included in other selling, general and administrative expenses in the statements of operations.

         MEDICAL AND HOSPITAL SERVICE EXPENSE
         Medical claims payable include estimates of payments to be made under health insurance coverage provided by the Company for reported claims and for losses incurred but not yet reported. Management develops these estimates using actuarial methods based upon historical data for claim payment patterns, cost trends, product mix, seasonality, utilization of health care services and other relevant factors. When estimates change, the Company records the adjustment in benefits, losses and settlement expenses in the period the change in estimate occurs.

         The Company's arrangements with hospitals for inpatient services are primarily on a per diem reimbursement basis. Primary care physicians are reimbursed on a capitation basis, and specialists and other ancillary services are paid on a fee-for-service basis.

         INCOME TAXES
         Under the balance sheet based liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS 109"), deferred tax assets and liabilities are determined based on differences between the financial statements and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when the differences reverse. As of December 31, 2001 and 2000, the Company has recorded a full valuation allowance to reduce deferred tax assets expected to be realized to $0.

         REINSURANCE
         Reinsurance premiums are reported as medical expense, and reinsurance recoveries are reported as reductions of medical expense (see Note 7).

3.       PROVISION FOR INCOME TAXES

         In 2000, the Company reported income from operations. In 2001, the Company incurred operating losses for financial statement and income tax reporting purposes. The Company had no current or deferred tax provision for 2001. Deferred taxes are generally recognized based upon enacted tax rates when assets and liabilities have different values for financial statement and tax reporting purposes. Due to its earnings history, management has established a full valuation allowance against its deferred tax asset balance. Net operating loss (NOL) carryforwards totaling approximately $7,282,000 and $3,347,000 at December 31, 2001 and 2000, respectively, for federal and state income tax reporting purposes (which are subject to certain limitations) will be available to offset future taxable income. No NOL carryforwards were utilized in 2001. Such NOL carryforwards will expire in various years through 2021.

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The Company's effective tax rate for 2001 is different from the enacted U.S. federal tax rate of 34%. The significant items causing this difference are as follows:

                                                                                  2001

         Income tax benefit at statutory rate                                 $(1,609,967)
         Permanent differences:
            Penalties                                                               5,666
            Meals and entertainment                                                11,298
            Dues, lobbying and contributions                                          510
         Change in valuation allowance                                          1,590,000
         Other                                                                      2,493
                                                                              -----------
         Tax provision                                                        $        --
                                                                              ===========


         Significant components of the Company's net rate reconciliation deferred tax assets at December 31, 2001 and 2000 are as follows:


                                                                          2001               2000

          Loss reserve discounting                                    $   206,000          $   107,000
          Net operating loss carryforwards                              2,476,000            1,138,000
          Unearned premiums                                                95,000               74,000
          Renewal rights                                                  263,000              167,000
          Allowance for doubtful accounts                                 145,000              105,000
          Other                                                            86,000               90,000
                                                                      -----------          -----------
                    Total deferred tax assets before
                      valuation allowance                               3,271,000            1,681,000
          Valuation allowance for deferred tax assets                  (3,271,000)          (1,681,000)
                                                                      -----------          -----------
          Deferred tax assets, net of valuation allowance                      --                   --
          Deferred tax liabilities                                             --                   --
                                                                      -----------          -----------
                    Total deferred tax assets, net of
                      deferred tax liabilities                                 --                   --
                                                                      -----------          -----------
          Net deferred tax assets                                     $        --            $      --
                                                                      ===========          ===========

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


4.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:


                                                                  2001              2000

          Computer hardware                                   $   469,645      $   394,342
          Computer software                                       588,010          539,476
          Furniture and equipment                                 528,810          527,538
          Leasehold improvements                                  287,881          287,881
          Construction in progress                                 34,954           14,643
                                                              -----------      -----------
                 Total                                          1,909,300        1,763,880
          Accumulated depreciation and amortization            (1,202,168)        (846,164)
                                                              -----------      -----------
                                                              $   707,132      $   917,716
                                                              ===========      ===========

         Depreciation and amortization expense on property and equipment was $356,004 and $340,718 for the years ended December 31, 2001 and 2000, respectively.

5.       RELATED PARTY TRANSACTIONS

         The Company paid approximately $6,100,000 and $5,662,000 for the years ended December 31, 2001 and 2000, respectively, in service fees for medical claims to health care providers which are employed by UMDNJ.

         Under the terms of the Company's Certificate of Authority, UMDNJ has guaranteed to maintain statutory net worth requirements of the Company in perpetuity. During 2000, UMDNJ paid $760,259 in contributed capital to the Company. At December 31, 2001, UMDNJ has guaranteed a contribution of $5,570,685, which is included as capital contribution receivable in the balance sheet. During January 2002, all monies guaranteed by UMDNJ were received by the Company.

         The Company's Medical Director provides services to the Company pursuant to a contractual arrangement with UMDNJ. Amounts paid to UMDNJ related to this arrangement totaled approximately $27,000, annually, for the years ended December 31, 2001 and 2000.

         The Company entered into an agreement with UMDNJ to provide comprehensive health care benefits to the students of the University. The students electing coverage are responsible for the entire cost of the insurance premiums. Approximately $2,348,000 and $2,100,000 of student health insurance premiums are included in premium revenues in the statements of operations for the years ended December 31, 2001 and 2000, respectively.

6.       COMMITMENTS AND CONTINGENCIES

         STATUTORY NET WORTH
         Financial statements issued in accordance with statutory accounting practices differ from financial statements issued in accordance with generally accepted accounting principles ("GAAP"). Statutory financial statements exclude certain assets included in GAAP financial statements. These "non-admitted" assets include prepaid expenses, property, plant and equipment other than certain computer equipment, intangible assets and certain other assets. Further, statutory financial statements include capital contributions receivable as admitted assets.

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The Company is required to maintain a minimum statutory net worth in accordance with DOBI guidelines and under the terms of its contract with the NJDHS. For 2001 and 2000, the minimum requirements were approximately $4,605,000 and $2,584,000, respectively. At December 31, 2001, the Company was in compliance with the DOBI and NJDHS minimum statutory surplus requirements. However, since the Company statutory net worth has fallen below the 125% minimum statutory requirement, the Company is required by DOBI regulations to submit a plan of corrective action demonstrating how the 125% of minimum surplus shall be attained, specifying marketing and financial projections. The Company is currently working with the DOBI to finalize this plan of corrective action.

         The following table illustrates the reconciliation of the company's GAAP basis financial statements to those prepared in accordance with statutory accounting principles:


                                             2001                                            2000
                         --------------------------------------------     ---------------------------------------------
                            GAAP         ADJUSTMENTS       STATUTORY          GAAP         ADJUSTMENTS       STATUTORY

         Assets          $30,448,126     $(1,180,016)     $29,268,110      $18,303,412     $(1,286,842)     $17,016,570
         Liabilities      24,582,080                       24,582,080       13,272,854             --        13,272,854
                         -----------     -----------      -----------      -----------     -----------      -----------
         Net worth       $ 5,866,046     $(1,180,016)     $ 4,686,030      $ 5,030,558     $(1,286,842)     $ 3,743,716
                         ============    ============     ============     ============    ============     ============

         LITIGATION
         Various investigations, suits and claims arising in the normal course of operations are pending or on appeal against the Plan. While the ultimate effect of such actions cannot be determined at this time, liabilities which may arise from such actions, could materially affect the financial position or results of operations of the Company.

         THIRD-PARTY ADMINISTRATOR
         The Company has an agreement with a third-party administrator ("TPA") to provide information system outsourcing services and administrative services including eligibility administration, claims and encounter processing, capitation management, premium billing and broker commission processing. Fees payable to the TPA under this arrangement are based on a specified monthly fee per member enrolled in the Company's health benefit plans and are reported as administrative service agreement expenses in the statements of operations.

         The contract period for the current agreement with the TPA expires in 2004. Under the terms of this agreement, the Company may terminate the administrative services at any time without penalty while the information system outsourcing services may only be terminated subject to an early termination fee based on the year of termination.

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         OPERATING LEASES
         Future minimum annual rentals under all noncancelable operating leases having initial remaining terms of one year or more consist of the following:

         Year ended:
            2002                                           $ 345,941
            2003                                             465,221
            2004                                             470,922
            2005                                             483,952
            2006                                             595,353
            Thereafter                                     1,753,869
                                                          ----------
             TOTAL MINIMUM PAYMENTS                       $4,115,258
                                                          ==========

         The Company leases office space under an operating lease agreement expiring in September 2010. Total rental expense in 2001 for this lease was approximately $507,000.

7.       REINSURANCE

         The Company limits its losses on individual claims through reinsurance. Under the HMO reinsurance agreement, the Company is reimbursed for eligible hospital services and out of area emergency hospital services in excess of $30,000 per member per contract year, with a $2,000,000 maximum per member per contract year. Reimbursement for services provided at hospitals are subject to coinsurance provisions. Eligible hospital services are limited to a maximum average $2,000 per day with the exception of certain per diem hospital arrangements, which are reimbursed at amounts specified in the HMO reinsurance agreement.

         The HMO reinsurance agreement also provides for certain coverage in the event of the insolvency of the Company, as defined in the reinsurance agreement. The reinsurance company agrees to continue benefits to the Company's members who are hospitalized at the time of the insolvency until the earlier of the member's discharge from the hospital or the date the member becomes eligible for health coverage under another plan, but not to exceed one year from the date of insolvency. The reinsurance company will also continue benefits for any member for medical services incurred for a service date subsequent to the date of insolvency provided that premium for the member is current. Coverage for such medical services will continue for 30 days after the Plan becomes insolvent. The reinsurance company's aggregate maximum liability under this provision of the HMO reinsurance agreement will not exceed $5,000,000. Insolvency coverage is conditional upon the guarantee of UMDNJ to fund operating deficits and capital expenditures at a level sufficient to assure continued operations.

         In accordance with the DOBI regulations, the Company has obtained reinsurance coverage for the entire cost of out-of-network covered services rendered to members enrolled in the Company's Point-of-Service health benefit plans. Under the Company's Point-of-Service Indemnity Agreement, the Company is reimbursed 100% for the cost of out-of-network covered services. The maximum indemnity payable under the Point-of-Service Indemnity Agreement for out-of-network covered services for each member is $2,000,000 per contract year.

         Reinsurance premiums of approximately $5,036,000 and $4,862,000 are included in medical and hospital service expense in 2001 and 2000, respectively. Approximately $2,848,000 and $3,519,000 in reinsurance recoveries were recognized and deducted from medical expense in 2001 and 2000, respectively. Included in other receivables is approximately $1,480,000 and $503,000 recoverable from the reinsurer at December 31, 2001 and 2000, respectively. Reinsurance recoveries are subject to audit and adjustment at the discretion of the reinsurer.

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.       EMPLOYEE BENEFIT PLAN

         The Company maintains a 401(k) retirement plan (the "Plan") for all employees meeting age and service requirements. Under the Plan, eligible employees may voluntarily contribute up to 15% of their compensation or make additional contributions not to exceed the maximum allowed by the applicable Internal Revenue Service guidelines. The Company matches employee contributions to the Plan on a discretionary basis at the end of each plan year. Approximately $24,000 related to the Plan's matching contribution is included in salary and employee benefits expense for the year ended December 31, 2001 in the statements of operations.

9.       CONCENTRATION OF CREDIT RISK

         Concentration of credit risk exists with cash and cash equivalents. For cash balances held greater than the FDIC insured amount, the Company assumes a certain degree of associated risk. However, the Company places its cash and cash equivalents with high credit quality institutions. Substantially all cash and equivalents are currently held with one financial institution.

         Premiums receivable represented uncollected premiums for the Company's managed health care services provided to employer groups and low-income residents, all of which are located in New Jersey. Premiums receivable at December 31, 2001 and 2000, before allowances for doubtful accounts, consists approximately, of the following:


                                                                                2001      2000

         State of New Jersey Department of Human Services,
           Division of Medical Assistance and Health Services                    82%       53%
         Commercial group (none over 10%)                                        18        47
                                                                                ---       ---
                                                                                100%      100%
                                                                                ===       ===


10.      CODIFICATION

         The State of New Jersey has adopted legislation and implemented regulations requiring that New Jersey licensed health maintenance organizations adopt financial accounting and reporting practices set forth in the National Association of Insurance Commissioners ("NAIC") developed Accounting Practices and Procedures Manual (the "Accounting Manual") for statutory purposes. The Accounting Manual represents a codification of statutory accounting principles. The purpose of the codification of statutory accounting principles is to produce a comprehensive guide for regulators, insurers and auditors, as well as to enhance the consistency of the accounting treatment of assets, liabilities, reserves, income and expenses in completing annual and quarterly financial statements required by law. The cumulative effect of the change of accounting principle decreased surplus by approximately $414,000 as of January 1, 2001.

                         UNIVERSITY HEALTH PLANS, INC.
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

11.    SUBSEQUENT EVENTS

         On August 2, 2002, the Company entered into a stock purchase agreement with the Centene Corporation ("Centene") to sell 80% of its outstanding capital stock for cash consideration of approximately $10,000,000. In accordance with terms of the agreement, the purchase price may be adjusted based on certain conditions present at closing or up to one year thereafter. The agreement also provides terms for Centene's future purchase of the remaining 20% of the Company's outstanding capital stock. The sale is expected to close during the fourth quarter of 2002 and is subject to certain regulatory approvals.

         The Company is currently exploring various strategic alternatives relating to its remaining commercial line of business.

                          UNIVERSITY HEALTH PLANS, INC.

                                 BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
                             (Dollars in thousands)

                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                       2002             2001
                                                                                   ------------     -----------
                                                                                   (UNAUDITED)
                                        ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ...................................................     $  3,428         $  8,332
   Premium and related receivables, net ........................................        9,219            6,290
   Short-term investments, at fair value .......................................           60              877
   Other current assets ........................................................        3,511            5,728
                                                                                     --------         --------
      Total current assets .....................................................       16,218           21,227
RESTRICTED DEPOSITS ............................................................       12,130            8,359
PROPERTY AND EQUIPMENT, net ....................................................          571              707
INTANGIBLE ASSETS, net .........................................................           --               88
OTHER ASSETS ...................................................................           67               67
                                                                                     --------         --------
      Total assets .............................................................     $ 28,986         $ 30,448
                                                                                     ========         ========

                         LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Medical claims liabilities ..................................................     $ 17,902         $ 20,754
   Unearned capitation premium .................................................          909            1,400
   Accounts payable and accrued expenses .......................................        2,973            2,428
                                                                                     --------         --------
      Total current liabilities ................................................       21,784           24,582
STOCKHOLDER'S EQUITY:
   Common stock, stated value $80, 100 shares authorized, 20 shares issued
        and outstanding ........................................................        1,600            1,600
   Additional paid-in capital ..................................................       18,189           14,748
   Retained deficit ............................................................      (12,587)         (10,482)
                                                                                     --------         --------
      Total stockholder's equity ...............................................        7,202            5,866
                                                                                     --------         --------
      Total liabilities and stockholder's equity ...............................     $ 28,986         $ 30,448
                                                                                     ========         ========


The accompanying notes are an integral part of these statements.

                          UNIVERSITY HEALTH PLANS, INC.

                            STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                      AND THE YEAR ENDED DECEMBER 31, 2001
                             (Dollars in thousands)

                                              FOR THE NINE          FOR THE
                                              MONTHS ENDED        YEAR ENDED
                                           SEPTEMBER 30, 2002  DECEMBER 31, 2001
                                              (UNAUDITED)
REVENUES:
   Premiums .............................       $105,576            $ 93,526
   Administrative services fees .........             --                  --
                                                --------            --------
      Total revenues ....................        105,576              93,526
                                                --------            --------
EXPENSES:
   Medical services costs ...............         94,237              83,114
   General and administrative expenses ..         12,827              16,026
                                                --------            --------
      Total operating expenses ..........        107,064              99,140
                                                --------            --------
      Losses from operations ............         (1,488)             (5,614)
OTHER INCOME (EXPENSE):
   Investment and other income, net .....            328                 879
   Interest expense .....................             --                  --
                                                --------            --------
      Losses before income taxes ........         (1,160)             (4,735)
INCOME TAX EXPENSE ......................            425                  --
                                                --------            --------
      Net losses ........................       $ (1,585)           $ (4,735)
                                                ========            ========


The accompanying notes are an integral part of these statements.

                          UNIVERSITY HEALTH PLANS, INC.

                            STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                      FOR THE YEAR ENDED DECEMBER 30, 2001
                             (Dollars in thousands)

                                                                                               FOR THE NINE       FOR THE
                                                                                               MONTHS ENDED      YEAR ENDED
                                                                                               SEPTEMBER 30,    DECEMBER 31,
                                                                                                    2002           2001
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net losses ..............................................................................     $ (1,585)       $ (4,735)
   Adjustments to reconcile net losses to net cash (used in) provided by operating activities:
        Depreciation and amortization ......................................................          281             708
   Changes in operating assets and liabilities:
      Premium and related receivables, net .................................................       (2,929)         (3,431)
      Other current assets .................................................................           88              22
      Accounts payable and accrued expenses ................................................           24           1,066
      Medical claims liabilities ...........................................................       (2,852)          9,935
      Unearned capitation premium ..........................................................         (491)            308
                                                                                                 --------        --------
        Net cash (used in) provided by operating activities ................................       (7,464)          3,873
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture and equipment .....................................................          (58)           (146)
   Sale of short-term investments ..........................................................          817           9,399
   Purchase of short-term investments ......................................................           --          (5,066)
   Sale of restricted deposits .............................................................        8,202          15,306
   Purchase of restricted deposits .........................................................      (11,972)        (17,314)
                                                                                                 --------        --------
      Net cash (used in) provided by investing activities ..................................       (3,011)          2,179
CASH FLOWS FROM FINANCING ACTIVITIES:
   Collection of capital contribution receivable ...........................................        5,571              --
                                                                                                 --------        --------
      Net cash provided by financing activities ............................................        5,571              --
                                                                                                 --------        --------
        Net (decrease) increase in cash and cash equivalents ...............................       (4,904)          6,052
CASH AND CASH EQUIVALENTS, beginning of year ...............................................        8,332           2,280
                                                                                                 --------        --------
CASH AND CASH EQUIVALENTS, end of period ...................................................     $  3,428        $  8,332
                                                                                                 ========        ========

The accompanying notes are an integral part of these statements.

                          UNIVERSITY HEALTH PLANS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in thousands)
                                   (Unaudited)

1. ORGANIZATION

University Health Plans, Inc. (the Company or UHP), a New Jersey corporation, was formed as a health maintenance organization (HMO) for the purposes of providing comprehensive managed health care services to employer groups and low-income (primarily Medicaid-eligible) residents of New Jersey. The company is licensed to provide such services to residents throughout the State of New Jersey. The Company is a wholly owned subsidiary of the University of Medicine and Dentistry of New Jersey (UMDNJ).

2. BASIS OF PRESENTATION

The unaudited financial statements herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These interim financial statements have been prepared under the presumption that users of the interim financial information have either read or have access to the audited financial statements for the latest fiscal year ended December 31, 2001. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in the December 31, 2001 audited financial statements have been omitted from these interim financial statements. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of the interim periods presented.

3. INCOME TAXES

In 2001, the Company incurred operating losses for financial statement and income tax reporting purposes. The Company had no current or deferred tax provision for 2001. Deferred taxes are generally recognized based upon enacted tax rates when assets and liabilities have different values for financial statement and tax reporting purposes. Due to its earnings history, management has established a full valuation allowance against its deferred tax asset balance.

Effective January 1, 2002, the state of New Jersey passed a law requiring an alternative minimum tax to be calculated and paid based on gross receipts. As a result, the company recorded $425 in income tax expense for the nine months ended September 30, 2002.

4. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2001, SFAS No. 142, "Goodwill and Other Intangible Assets," was issued which requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested at least annually for impairment. The Company has adopted SFAS No. 142 effective January 1, 2002. Goodwill amortization has been discontinued. The Company reviews goodwill and other long-lived assets annually for impairment and recognizes impairment losses if expected undiscounted future cash flows of the related assets are less than their carrying value. An impairment loss represents the amount by which the carrying value of an asset exceeds the fair value of the asset. The Company did not recognize any impairment losses for the periods presented.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets. It also expands the scope of a discontinued operation to include a component of an entity. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those years. The adoption of the provisions of SFAS No. 144 did not have a material impact on the Company's results of operations, financial position or cash flows.

In May 2002, the FASB issued SFAS No. 145, "Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002." As a result of the recission of SFAS No. 4,

                         UNIVERSITY HEALTH PLANS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in thousands)
                                  (unaudited)

gains and losses related to the extinguishment of debt should be classified as extraordinary only if they meet the criteria outlined under APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 64. "Extinguishments of Deb Made to Satisfy Sinking-Fund Requirements," was an amendment to SFAS No. 4 and is no longer necessary. SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers," defined accounting requirements for the effects of the transition to the Motor Carrier Act of 1980. The transitions are complete and SFAS No. 44 is no longer necessary. SFAS No. 145 amends SFAS No. 13, "Accounting for Leases," requiring that any capital lease that is modified resulting in an operating lease should be accounted for under the sale-leaseback provisions of SFAS No. 98 or SFAS No. 28, as applicable. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The adoption of the provisions of SFAS No. 145 is not expected to have a material impact on the Company's results of operations, financial position or cash flows.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which requires that a liability for a costs associated with an exit or disposal activity be recognized when the liability is incurred. This statement nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," which required that a liability for an exit cost be recognized upon the entity's commitment to an exit plan. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of the provisions of SFAS No. 146 is not expected to have a material impact on the Company's results of operations, financial position or cash flows.

5. SUBSEQUENT EVENTS

Effective November 22, 2002, in contemplation of its stock Purchase Agreement with Centene Corporation (Centene), the Company entered into an agreement with a third party related to its commercial membership. Any members not enrolling with the third party will not be renewed by the Company.

  PRO FORMA FINANCIAL STATEMENTS OF CENTENE CORPORATION, INCLUDING UNIVERSITY
                               HEALTH PLANS, INC.

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have actually occurred had the acquisition been completed at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of future financial position or operating results.

The allocation of the purchase price reflected in the unaudited pro forma consolidated financial statements is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be completed when we finish our valuation of such assets acquired and liabilities assumed. The final purchase price may differ significantly from the preliminary allocation included in this report.

The unaudited pro forma financial statements should be read in conjunction with our audited consolidated financial statements and related notes included in our annual report on Form 10-K for the year ended December 31, 2001 and the audited consolidated financial statements and related notes of UHP for the year ended December 31, 2001 and 2000, included elsewhere in this report on this current Form 8-K.

                      CENTENE CORPORATION AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                                         CENTENE
                                                                  UNIVERSITY                           CORPORATION
                                                      CENTENE       HEALTH       PRO FORMA              PRO FORMA
                                                    CORPORATION   PLANS, INC.   ADJUSTMENTS             COMBINED
                                                    -----------   -----------   -----------             ---------
                        ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ....................     $ 56,066     $  3,428      $(10,633)     (A)      $ 48,861
   Premium and related receivables, net .........        8,250        9,219                               17,469
   Short-term investments, at fair value ........        9,834           60         3,441      (B)        13,335
   Deferred income taxes ........................        2,589           --                                2,589
   Other current assets .........................        3,202        3,511        (3,441)     (B)         3,272
                                                      --------     --------      --------               --------
      Total current assets ......................       79,941       16,218       (10,633)                85,526

LONG-TERM INVESTMENTS, at fair value ............       76,974           --                               76,974
RESTRICTED DEPOSITS .............................           --       12,130                               12,130
PROPERTY AND EQUIPMENT, net .....................        5,600          571                                6,171
INTANGIBLE ASSETS, net ..........................        3,217           --         4,871      (C)         8,088
OTHER ASSETS ....................................        5,034           67                                5,101
                                                      --------     --------      --------               --------
      Total assets ..............................     $170,766     $ 28,986      $ (5,762)              $193,990
                                                      ========     ========      ========               ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Medical claims liabilities ...................     $ 65,194     $ 17,902      $                      $ 83,096
   Unearned capitation premium ..................          897          909                                1,806
   Accounts payable and accrued expenses ........        5,235        2,973                                8,208
                                                      --------     --------      --------               --------
      Total current liabilities .................       71,326       21,784                               93,110
OTHER LIABILITIES ...............................        4,546           --                                4,546
MINORITY INTEREST ...............................           --           --         1,440      (D)         1,440
                                                      --------     --------      --------               --------
      Total liabilities .........................       75,872       21,784         1,440                 99,096
STOCKHOLDERS' EQUITY:
   Common stock .................................           11        1,600        (1,600)     (E)            11
   Additional paid-in capital ...................       72,058       18,189       (18,189)     (E)        72,058
   Net unrealized gain on investments, net of tax          931           --                                  931
   Retained earnings (deficit) ..................       21,894      (12,587)       12,587      (E)        21,894
                                                      --------     --------      --------               --------
      Total stockholders' equity ................       94,894        7,202        (7,202)                94,894
                                                      --------     --------      --------               --------
      Total liabilities and stockholders' equity      $170,766     $ 28,986      $ (5,762)              $193,990
                                                      ========     ========      ========               ========


See notes to pro forma consolidated financial statements.

                      CENTENE CORPORATION AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                    (Dollars in thousands, except share data)
                                   (Unaudited)

                                                              HISTORICAL                                        CENTENE
                                                     -----------------------------------                      CORPORATION
                                                        CENTENE          UNIVERSITY          PRO FORMA         PRO FORMA
                                                      CORPORATION     HEALTH PLANS, INC.   ADJUSTMENTS (F)     COMBINED
                                                     ------------     ------------------    ------------      ------------
REVENUES:

   Premiums ....................................     $    319,441     $    105,576         $    (20,100)     $    404,917
   Administrative services fees ................              320               --                                    320
                                                     ------------     ------------         ------------      ------------
      Total revenues ...........................          319,761          105,576              (20,100)          405,237
                                                     ------------     ------------         ------------      ------------
EXPENSES:

   Medical services costs ......................          262,697           94,237              (21,208)          335,726
   General and administrative expenses .........           35,056           12,827               (2,309)           45,574
                                                     ------------     ------------         ------------      ------------
      Total operating expenses .................          297,753          107,064              (23,517)          381,300
                                                     ------------     ------------         ------------      ------------
      Earnings (losses) from operations ........           22,008           (1,488)               3,417            23,937
OTHER INCOME (EXPENSE):
   Investment and other income, net ............            8,659              328                  (74)            8,913
   Interest expense ............................              (27)              --                                    (27)
                                                     ------------     ------------         ------------      ------------
      Earnings (losses) from before income taxes           30,640           (1,160)               3,343            32,823
INCOME TAX EXPENSE .............................           11,833              425                  523            12,781
                                                     ------------     ------------         ------------      ------------
      Net earnings (losses) ....................     $     18,807     $     (1,585)        $      2,820      $     20,042
                                                     ============     ============         ============      ============

EARNINGS PER COMMON SHARE, BASIC:
   Net earnings per common share ...............     $       1.81                                            $       1.93

EARNINGS PER COMMON SHARE, DILUTED:
   Net earnings per common share ...............     $       1.63                                            $       1.73
SHARES USED IN COMPUTING PER SHARE AMOUNTS:
   Basic .......................................       10,372,053                                              10,372,053
   Diluted .....................................       11,565,345                                              11,565,345

See notes to pro forma consolidated financial statements.

                      CENTENE CORPORATION AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                   (Dollars in thousands, except share data)
                                   (Unaudited)

                                                              HISTORICAL                                        CENTENE
                                                     -----------------------------------                      CORPORATION
                                                       CENTENE           UNIVERSITY           PRO FORMA        PRO FORMA
                                                     CORPORATION      HEALTH PLANS, INC.    ADJUSTMENTS (F)     COMBINED
                                                     -----------      ------------------     -----------      -----------
REVENUES:

   Premiums ....................................     $   326,184      $    93,526            $   (24,940)     $   394,770
   Administrative services fees ................             385               --                                     385
                                                     -----------      -----------            -----------      -----------
      Total revenues ...........................         326,569           93,526                (24,940)         395,155
                                                     -----------      -----------            -----------      -----------
EXPENSES:

   Medical services costs ......................         270,151           83,114                (24,691)         328,574
   General and administrative expenses .........          37,946           16,026                 (3,388)          50,584
                                                     -----------      -----------            -----------      -----------
      Total operating expenses .................         308,097           99,140                (28,079)         379,158
                                                     -----------      -----------            -----------      -----------
      Earnings (losses) from operations ........          18,472           (5,614)                 3,139           15,997
OTHER INCOME (EXPENSE):
   Investment and other income, net ............           3,916              879                   (289)           4,506
   Interest expense ............................            (362)              --                                    (362)
                                                     -----------      -----------            -----------      -----------
      Earnings (losses) before income taxes ....          22,026           (4,735)                 2,850           20,141
INCOME TAX EXPENSE .............................           9,131               --                                   9,131
                                                     -----------      -----------            -----------      -----------
      Net earnings (losses) ....................          12,895           (4,735)                 2,850           11,010
ACCRETION OF REDEEMABLE PREFERRED STOCK ........            (467)              --                                    (467)
                                                     -----------      -----------            -----------      -----------
      Net earnings attributable to common
      stockholders .............................     $    12,428      $    (4,735)           $     2,850      $    10,543
                                                     ===========      ===========            ===========      ===========

EARNINGS PER COMMON SHARE, BASIC:
   Net earnings per common share ...............     $      8.97                                              $      7.61

EARNINGS PER COMMON SHARE, DILUTED:
   Net earnings per common share ...............     $      1.61                                              $      1.37

SHARES USED IN COMPUTING PER SHARE AMOUNTS:
   Basic .......................................       1,385,399                                                1,385,399
   Diluted .....................................       8,019,497                                                8,019,497


See notes to pro forma consolidated financial statements.

                      CENTENE CORPORATION AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)
                                   (Unaudited)

(A)   Decrease in cash and cash equivalents:

      Total estimated cash consideration to UHP's stockholder      $ 8,698
      Estimated transaction costs related to the acquisition         1,125
      Estimated termination of claims processing agreement             810
                                                                   -------
      Total decrease in cash and cash equivalents                  $10,633
                                                                   =======

      Pursuant to the Stock Purchase Agreement, stockholders of UHP will receive 80% of $250 multiplied by the number of enrolled risk members of UHP (excluding commercial membership) on the date of acquisition less any deficiency in minimum statutory net worth requirements. Total cash consideration estimated to be paid equals $8,698.

      Total estimated transaction costs related to the acquisition are estimated to be $1,125, which includes consulting fees, attorney fees, actuarial fees and accounting fees.

      As a result of the acquisition, UHP will terminate a third-party agreement related to the outsourcing of its claims processing. Total estimated termination costs are $810.

(B) Included in UHP's historical September 30, 2002 balance sheet is a capital contribution receivable from stockholder. This amount of $3,441 was paid subsequent to September 30, 2002.

(C) Represents the allocation of the purchase price in excess of 80% of the fair market value of the net assets of UHP, as follows:

      Total estimated cash consideration to UHP's
       stockholder and related acquisition
       costs (see note A)                                               $10,633
      Fair value of net assets acquired (80%)                            (5,762)
                                                                        -------
      Total increase in intangible assets                               $ 4,871
                                                                        =======

(D)   Represents the minority interest owned by UMDNJ.

(E)   Represents the elimination of UHP's equity.

(F)   Effective July 1, 2002, the state of New Jersey excluded the
      General Assistance population from managed care programs. In addition, effective November 22, 2002, in contemplation of its Stock Purchase Agreement with Centene, UHP entered into an agreement with a third party related to its commercial membership. Any members not enrolling with the third party will not be renewed by UHP. The tables below provide the financial results of the Commercial Membership and the General Assistance population for the periods presented.

                                             FOR THE NINE MONTHS ENDED
                                                SEPTEMBER 30, 2002
                                        ----------------------------------
                                                      GENERAL
                                        COMMERCIAL   ASSISTANCE
                                        MEMBERSHIP   POPULATION     TOTAL
                                        ----------   ----------    -------
REVENUES:
  Premiums                                $14,674      $ 5,426     $20,100
  Administrative services fees                 --           --          --
                                          -------      -------     -------
    Total revenues                         14,674        5,426      20,100

EXPENSES:
  Medical service costs                    12,635        8,573      21,208
  General and administrative expenses       2,024          285       2,309
                                          -------      -------     -------
    Total operating expenses               14,659        8,858      23,517

    Earnings (losses) from operations          15       (3,432)     (3,417)

OTHER INCOME (EXPENSE):
  Investment and other income, net             48           26          74
  Interest expense                             --           --          --
                                          -------      -------     -------

    Earnings (losses) before income
    taxes                                      63       (3,406)     (3,343)
INCOME TAX EXPENSE (BENEFIT)                   60         (583)       (523)
                                          -------      -------     -------

    Net earnings (losses)                 $     3      $(2,823)    $(2,820)
                                          =======      =======     =======


                                       FOR THE YEAR ENDED DECEMBER 31, 2001
                                       ------------------------------------
                                                      GENERAL
                                        COMMERCIAL   ASSISTANCE
                                        MEMBERSHIP   POPULATION     TOTAL
                                       -----------   ----------   ---------
REVENUES:
  Premiums                                $17,929      $ 7,011     $24,940
  Administrative services fees                 --           --          --
                                          -------      -------     -------
    Total revenues                         17,929        7,011      24,940

EXPENSES:
  Medical service costs                    13,990       10,701      24,691
  General and administrative expenses       2,881          507       3,388
                                          -------      -------     -------
    Total operating expenses               16,871       11,208      28,079

    Earnings (losses) from operations       1,058       (4,197)     (3,139)

OTHER INCOME (EXPENSE):
  Investment and other income, net            220           69         289
  Interest expense                             --           --          --
                                          -------      -------     -------

    Earnings (losses) before income
    taxes                                   1,278       (4,128)     (2,850)
INCOME TAX EXPENSE                             --           --          --
                                          -------      -------     -------
    Net earnings (losses)                 $ 1,278      $(4,128)    $(2,850)
                                          =======      =======     =======

      (c)     Exhibits

               EXHIBIT
               NUMBER        DESCRIPTION
               -------       -----------

                2.1          Stock Purchase Agreement dated as of August 2, 2002 among University Health Plans,
                             Inc., University of Medicine and Dentistry of New Jersey and Centene Corporation

                2.2          Investor Rights Agreement dated as of December 1, 2002 among University of Medicine and Dentistry of New Jersey, University Health Plans, Inc. and Centene Corporation


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of December 16, 2002.

                                       CENTENE CORPORATION



                                       By: /s/ Michael F. Neidorff
                                           -------------------------------------
                                           Michael F. Neidorff
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

  2.1 Stock Purchase Agreement dated as of August 2, 2002 among University Health Plans, Inc., University of Medicine and Dentistry of New Jersey and Centene Corporation

  2.2 Investor Rights Agreement dated as of December 1, 2002 among University of Medicine and Dentistry of New Jersey, University Health Plans, Inc. and Centene Corporation